EXHIBIT 10.1
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                   DEED IN LIEU OF FORECLOSURE AGREEMENT
                   -------------------------------------


      THIS DEED IN LIEU OF FORECLOSURE AGREEMENT (the "Agreement"), is made and entered into to be effective as of the ____ day of November, 1997, by and among AETNA LIFE INSURANCE COMPANY, a Connecticut corporation having a place of business and a mailing address in care of Aetna Inc. at 151 Farmington Avenue, Real Estate Investments, RT11, Hartford, Connecticut 06156-9642 ("Lender"), and CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XVII, an Illinois limited partnership, having a place of business and a mailing address in care of JMB Realty Corporation Inc. at 900 North Michigan Avenue, 19th Floor, Chicago, Illinois 60611 ("Borrower").

                           W I T N E S S E T H :
                           --------------------

      WHEREAS, Lender is the owner and holder of that certain Second Replacement Note from Borrower dated as of December 1, 1992, evidencing a principal indebtedness of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000), which Note replaced that certain Replacement Note from the Borrower dated July 21, 1989, evidencing an indebtedness of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000.00), which Replacement Note replaced that certain Original Note from 18 Central Associates Limited Partnership ("18 Central") dated November 24, 1987, evidencing an indebtedness of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000.00) (said Second Replacement Note as the same may be further amended, extended, renewed, consolidated, or otherwise modified from time to time, together with any and all notes that may be given in substitution or replacement therefor, being referred to in this Agreement as the "Note"); and

      WHEREAS, the indebtedness evidenced by the Note is secured by, among other things:

            (1) a mortgage lien encumbering the Property (as defined below), as provided in and evidenced by that certain Indenture of Mortgage and Security Agreement dated November 24, 1987, by and between 18 Central, as mortgagor, and Lender, as mortgagee, recorded in the Office of the Clerk of Middlesex County, New Jersey (the "Clerk's Office"), in Book 3563, at Page 51, as modified by that certain Mortgage Modification and Assumption Agreement dated July 26, 1989, by and between Borrower, as mortgagor, and Lender, as mortgagee, recorded in the Clerk's Office in Book 35, at Page 328 (the "Modification and Assumption Agreement"), and as further modified by that certain Second Mortgage Modification Agreement made as of December 1, 1992, by and between Borrower, as mortgagor, and Lender, as mortgagee, recorded in the Clerk's Office in Book 54, at Page 742 (said mortgage, as so modified and as the same may be further amended, extended, renewed, consolidated, spread or otherwise modified from time to time, being referred to in this Agreement as the "Mortgage"); and

            (2) an Assignment of Rents and Leases dated November 24, 1987, by 18 Central, as assignor, to Lender, as assignee, recorded in the Clerk's Office in Book 3563, at Page 107, as modified by the Modification and Assumption Agreement (said Assignment of Rents and Leases, as so modified and as the same may be further amended or otherwise modified from time to time, being referred to in this Agreement as the "Assignment of Rents").



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      WHEREAS, the Note, the Mortgage, the signment of Rents, together with any and all other documents and instruments now or hereafter evidencing, securing, guarantying or otherwise governing the respective responsibilities of Borrower or any guarantors or indemnitors in respect of all or any part of the indebtedness evidenced by the Note or any security for all or any part of such indebtedness, are collectively referred to in this Agreement as the "Loan Documents." The indebtedness from time to time evidenced by the Note or by any of the other Loan Documents (whether consisting of principal, interest, late payment charges, premiums, fees, reimbursements to Lender or other amounts whatsoever) is referred to in this Agreement as the "Indebtedness."

      WHEREAS, the Mortgage and the Assignment of Rents encumber, among other things, certain real property therein described and the improvements thereon (collectively, the "Mortgaged Property") including, without limitation, that certain real property situated in Middlesex County, New Jersey, and more particularly described in EXHIBIT A attached hereto.

      WHEREAS, the Borrower is currently in default under the Loan Documents, having failed to make the October 1, 1997, Note payment, as well as other payments required under the Loan Documents.

      WHEREAS, the Indebtedness matures on December 1, 1997 (the "Maturity Date"), and the Borrower has acknowledged that it is neither possible nor feasible for the Borrower to pay off in full the Indebtedness by the Maturity Date nor is it possible or feasible for the Borrower to refinance the Indebtedness.

      WHEREAS, the value of the Mortgaged Property is less than the value of the Indebtedness such that the Borrower has no equity in the Mortgaged Property and, as the interest continues to accumulate on the Indebtedness, such lack of equity continues to grow more negative.

      WHEREAS, in connection with the negotiation of this Agreement and the other documents contemplated hereby, both Borrower and Lender have been represented by their own counsel, who have reviewed this Agreement and the other documents contemplated hereby, and have advised Borrower and Lender as to the legal significance and consequences of entering into the transaction contemplated hereby.

      WHEREAS, the parties have agreed that, in lieu of repayment of the Indebtedness, Borrower shall convey all of its right, title and interest in and to the Property to Lender, upon the terms and conditions described herein and the payment to Borrower of the amount recited herein, allowing Lender to avoid the time and expense and the negative effect on the reputation of the Property that would result from a foreclosure proceeding.

      NOW, THEREFORE, in consideration of the foregoing premises, of the covenants and agreements hereinafter stated, and for other good and valuable consideration received to the mutual satisfaction of the parties hereto, the undersigned hereby agree as follows:



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      1.    DEFINITIONS:  The following terms as used herein shall have the following meanings:

            a. SPACE LEASES: All right, title and interest of Borrower, or of any agent or affiliate of Borrower, in and to all leases or subleases affecting the Mortgaged Property or any portion thereof including, without limitation, all of those leases described on EXHIBIT B attached hereto and incorporated herein by this reference (the "Rent Roll"), together with and including all rents, issues, profits, royalties, income and other benefits derived from said leases and subleases, and the Mortgaged Property, and all cash or security deposits, advance rentals and deposits, all guaranties of any of said leases and subleases, and any lease termination or similar fees or payments, including any and all rights, claims and causes of action of Borrower against tenants under any such leases or subleases (collectively, the "Space Leases");

            b. PERSONAL PROPERTY: All right, title and interest of Borrower in, to and under all tangible and intangible personal property located on, at or in the Mortgaged Property or used in connection therewith and owned by Borrower, including, but not limited to the following: all records, warranties and guaranties and all other documents or contracts pertaining to the ownership, operation and maintenance of the Mortgaged Property; all drawings, plans, specifications and other similar data relating to the buildings and improvements located on the Mortgaged Property; all of Borrower's advertising, promotional and marketing material relating to the Mortgaged Property, and all trade names, trade marks, insignias and service marks used in conjunction with the operation thereof; all building materials stored on or in the Mortgaged Property; all goods, machinery, tools, equipment (including fire sprinklers and alarm systems, office, air conditioning, heating, refrigerating, electronic monitoring, entertainment and recreational equipment and all equipment utilized for the reception or transmission of television or telecommunication signals, all window or structural cleaning rigs, maintenance equipment, equipment for the exclusion of vermin or insects, removal of dust, refuse or garbage, all equipment of every kind, lobby and all other furniture, wall safes, furnishings, appliances (including dishwashers, garbage disposal units, refrigerators, fans, heaters, stoves, water heaters and incinerators), maintenance or operation-related inventory, fixtures, rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies, and any and all guaranties and warranties relevant to any of the above (collectively, the "Personal Property");

            c. PROCEEDS: All right, title, interest, claim or demand of Borrower with respect to (i) the proceeds of insurance in effect relevant to the Mortgaged Property, the Space Leases, and/or the Personal Property,
(ii) any and all awards made for the taking of any of the foregoing by eminent domain or by any proceeding or purchase in lieu thereof to the extent such proceeds or awards are payable either currently, or become payable after the effective date of this Agreement, (iii) all cash on hand, including any funds on deposit in any escrow account relating to the Mortgaged Property, and (iv) any tax refunds or tax rebates relating to the Mortgaged Property to the extent such refunds or rebates are payable either currently, or become payable after the effective date of this Agreement (collectively, the "Proceeds");



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            d.    PROPERTY:  The Mortgaged Property, the Space Leases, the
Personal Property and the Proceeds are collectively referred to as the "Property".

      2. CONVEYANCE OF PROPERTY TO LENDER: Borrower hereby agrees to convey the Property to Lender or Lender's designee, absolutely and unconditionally, free and clear of any right of redemption or other right, title or interest of Borrower or anyone claiming by, through or under Borrower, together with all interests, estates or other claims at law or in equity which Borrower now has or may hereafter acquire with respect to the Property, subject, however, to (i) the rights of existing tenants of the Mortgaged Property which are identified on EXHIBIT B, and (ii) the exceptions to title set forth on Schedule B of that certain title commitment issued by Lawyers Title Insurance Corporation, No. L97 - 10444, dated August 1, 1997, attached hereto as EXHIBIT C. Lender will perform its own inspections, studies and tests in respect of the Property as Lender may, in its sole discretion, deem necessary, and, except as otherwise specifically provided in this Agreement or in any document or instrument executed and/or delivered in connection herewith, the transfer of the Property will be made on an "AS IS, WHERE IS" basis and Borrower disclaims any other representations or warranties in respect of the Property.

      3. PAYMENT OF NET OPERATING INCOME: Borrower shall pay to Lender, on the Closing Date (as hereinafter defined), in immediately available funds, the amount, if any (hereinafter referred to as "Net Operating Income"), by which (1) all gross income generated by the Property and received by or on behalf of Borrower during the period commencing January 1, 1997, and ending on the Closing Date, exceeds (2) all expenses incurred and actually paid by Borrower with respect to the operation, preservation, and maintenance of the Property during said period (including, without limitation, tenant improvement costs, leasing commissions, and capital expenditures which are disclosed to Lender, and which are either payable to third parties unaffiliated with Borrower or its partners, or, if paid to any such affiliated parties, are ordinary and customary charges which do not exceed market rates for the relevant services in the East Brunswick, New Jersey area), LESS any payments theretofore received by Lender from Borrower with respect to such period. For purposes of calculating Net Operating Income, any reimbursements to Borrower or any of Borrower's partners, with respect to their funding of debt service or operating deficits prior to the Closing Date shall not be considered "expenses". Lender agrees to pay those costs and expenses which have been incurred in the ordinary course of business by Borrower within the 45 day period prior to the Closing Date (and to which invoices have been delivered to Lender), but remain unpaid as of the Closing Date. Borrower agrees to deliver to Lender, prior to the Closing Date, a written accounting (the "Accounting"), in form and substance satisfactory to Lender, of the Net Operating Income, and, on the Closing Date, an update of the Accounting.

      4. CLOSING: Subject to the conditions precedent set forth in this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place on or before November __, 1997, or on such other date as may be mutually agreed upon in writing by both Lender and Borrower (the "Closing Date").

      5. COVENANT NOT TO SUE UNDER LOAN DOCUMENTS: Lender hereby agrees that it will not sue, institute or cause to be instituted, any suit or action, or any other proceeding in any court or administrative agency against Borrower or JMB Realty Corporation Inc. ("JMB") or any of their respective partners, employees, agents, affiliates, shareholders, directors, principals, attorneys or other representatives and each partner, employee, agent, shareholder, director, principal, attorney or other representative of any of the foregoing (collectively, the "Releasees") charging any liability, or seeking any recovery, compensation or damages, based on or on account of any claims, controversies, actions, suits, causes of action, promises, demands, debts, damages, agreements, obligations, judgments and liabilities of any kind or nature whatsoever, at law or in equity, arising out of the Loan Documents (the foregoing agreement being referred to herein as Lender's "Covenant Not to Sue"); PROVIDED, HOWEVER, the foregoing Covenant Not to Sue SHALL BECOME NULL AND VOID and shall be rendered of no further force or effect in the event that (i) this Agreement is terminated at any time or for any reason by either Borrower or Lender,
(ii) this Agreement or the transactions contemplated hereby shall at any time or for any reason be declared void, voidable, avoided or avoidable within the meaning of any state or federal law relating to creditors' rights, including, without limitation, as a fraudulent conveyance, preference, or otherwise, or (iii) Borrower, any of its partners, its successors or assigns (including, without limitation, any trustee or receiver appointed pursuant to any state or federal law relating to creditors' rights), or any one or more of them, shall at any time or for any reason commence litigation against Lender in respect of the Claims (as hereinafter defined); and PROVIDED, FURTHER, that such Covenant Not to Sue shall not apply to (x) agreements, covenants or warranties made by Borrower under this Agreement, or the documents delivered by Borrower pursuant to and in accordance with this Agreement, or (y) the liability of Borrower for
(1) any intentional misapplication of security deposits attributable to the Property, (2) any ls, cost, damages, or expenses suffered by Lender as a result of any fraud or intentional misrepresentation of fact by Borrower, and (3) the intentional misapplication of any casualty or condemnation proceeds, it being the intent of the parties hereto that liability for the agreements, covenants, warranties and obligations to be performed on the part of Borrower set forth herein and in the Closing Deliveries (as hereinafter defined) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to the provisions of Sections 23 and 24 of this Agreement.

      6. RELEASE OF LENDER: As of the Closing Date, Borrower and JMB hereby waive, remise, release and forever discharge, and by these presents do for themselves, their respective successors and assigns, absolutely and irrevocably waive, remise, release and forever discharge Lender, and Lender's respective successors, assigns, directors, creditors, officers, partners, employees, shareholders, affiliates, attorneys, and agents, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever (collectively, the "Claims"), in law or in equity, including, but not limited to, any and all Claims which are presently unknown, unsuspected, unanticipated or undisclosed, which Claims, Borrower or JMB or both of them ever had, now has, or which they hereafter can, shall or may have against Lender, for, upon, or by reason of, any matter, cause or thing whatsoever arising from, in connection with, or relating to the Loan Documents, the loan evidenced and secured thereby, the Property, or the transaction contemplated by this Agreement; provided however, that in no event shall Claims include any claims, liabilities, breaches of contract, causes of action, damages, costs, loses and expenses which arise from this Agreement or any of documents or instruments executed by Lender pursuant to this Agreement.



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      7.    NO MERGER:

            a. On the Closing Date, Lender, in its sole discretion, shall exercise one of the following options: (A) release the Mortgage or
(B) retain the Mortgage. If the Lender shall choose option (B) then both Lender and Borrower acknowledge that the following shall apply: (1) it shall be the intent of Lender and Borrower that neither this Agreement, nor the transfers contemplated hereby, shall effect a merger of interests, and there shall, therefore, be no merger of (i) any interest of Lender as mortgagee under the Loan Documents with (ii) fee title to the Property; (2) it shall not be the intent of said parties to release the liens and obligations represented by the Loan Documents; (3) Lender and Borrower shall intend that the liens represented by the Loan Documents shall remain in existence and maintain their status as encumbrances upon the Property, and that, subject to the provisions of Paragraph 5 above, all rights and remedies of Lender under the Loan Documents (including, but not limited to, the right to enforce the Loan Documents and to foreclose the liens created by the Loan Documents) shall be retained by Lender; (4) Lender and Borrower shall further expressly intend that such merger shall only be effected by the due recordation in the Clerk's Office of a written instrument signed by or on behalf of Lender, and indicating the intention of Lender to effect such a merger.

            b. Notwithstanding the terms of any provision contained in this Agreement or in any document or agreement delivered pursuant hereto to the contrary, and without limiting the terms of subparagraph 7a. above, nothing contained herein or therein shall: (i) be deemed an assumption by Lender of the obligations of Borrower under the Loan Documents;
(ii) effect, constitute, cause or be deemed a release of the Loan Documents; or (iii) be deemed to have terminated or cause a termination of any of the Space Leases.

      8. INSPECTION OF PROPERTY: Lender, its agents, representatives, employees and contractors may, between the date of the execution of this Agreement and the Closing Date:

            a. Inspect, audit, and photocopy the books and records relating to the Property; and

            b. Inspect the Property and conduct such investigations as Lender may deem necessary or advisable, and Borrower hereby grants Lender access to the Property for the purpose of any such inspections, and agrees to make any locked portions of the Property available to Lender upon Lender's request for access thereto, subject only to the rights of tenants under the Space Leases.

      9. RESTRICTIONS ON BORROWER AND OWNER: Between the date of the execution of this Agreement and the Closing Date, Borrower:

            a. shall consult with Lender and obtain Lender's prior written consent with respect to (i) new leases of space at the Mortgaged Property or amendments, extensions, terminations, or concessions with respect to existing Space Leases, including any provisions with respect to tenant improvements, and (ii) any agreements with brokers or agents with respect to leasing commissions or other commitments relevant to any Space Leases, or any future space leases for all or any portion of the Mortgaged Property;

            b. shall not enter into any trade, service, or other contracts or agreements or amend or terminate any existing contracts or agreements pertaining to the Property without first obtaining the written consent of Lender which shall not be unreasonably withheld or delayed;

            c.    shall not convey or remove any of the Personal Property;
and

            d. notwithstanding the foregoing, prior to such termination, any existing management agreement shall continue in full force and effect, and the Mortgaged Property shall continue to be managed in the ordinary course pursuant thereto consistent with Borrower's and manager's past practices.

      10. SURRENDER OF PREMISES: On the Closing Date, Borrower agrees to quit, surrender and release possession of the Property and any and all claims in or to the Property unto Lender, and Lender agrees to accept such surrender. Without limiting the generality of the foregoing, Borrower hereby acknowledges and agrees that, upon delivery of the deed on the Closing Date as required pursuant to Paragraph 13 below, it shall not have any continuing right, title or interest in or to the Property, the Mortgaged Property, the Personal Property, or the Space Leases, and that all such rights shall then have vested in Lender, free from any right of redemption or right of reinstatement in or for the benefit of Borrower.

      11. BORROWER'S REPRESENTATIONS AND WARRANTIES: Borrower hereby covenants, represents and warrants to Lender, and agrees with Lender as follows:

            a. LEASING COMMISSIONS: To the best of Borrower's knowledge, Borrower has not incurred any liability or obligation for leasing commissions, finder's fees, or any similar compensation to any broker, realtor agent or other party or person in connection with the making of leases or subleases affecting all or any part of the Property which shall be binding upon and/or enforceable against Lender, except as set forth on EXHIBIT D.

            b. BORROWER'S OBLIGATIONS UNDER SPACE LEASES: To the best of Borrower's knowledge, except as set forth on EXHIBIT E, Borrower has performed all obligations for tenant improvements and capital improvements required of Borrower, either as lessor under any of the leases or subleases affecting all or any part of the Property. To the best of Borrower's knowledge, Borrower has neither given nor received any notice of a material breach of the Reciprocal Easement Agreement.


            c. RENT ROLL: To the best of Borrower's knowledge, the Rent Roll contains a true, correct and complete listing of (i) all Space Leases affecting all or any portion of the Property; (ii) the square footage of space occupied under each Space Lease; (iii) the term of each Space Lease; and (iv) the security deposits pertaining to each respective Space Lease held or collected by or on behalf of Borrower, the return of which the landlord under each such Space Lease may be liable, as well as the aggregate sum of all such security deposits, which sum is Zero Dollars ($0.00).

            d. RECORD; FINANCIAL STATEMENTS: Borrower has provided to Lender a true and correct copy of an operating statement showing in reasonable detail all income and expenses with respect to the Property from January 1, 1997, through and including the Closing Date.

            e. COOPERATION: Borrower agrees to fully and completely cooperate and to cause each of its agents and employees to cooperate with Lender and Lender's agents, representatives, contractors, and employees in all reasonable respects with regard to the disclosure of details and records concerning the leasing and condition of the Property. Such cooperation shall include, without limitation, furnishing Lender and its agents, representatives, and employees with all applicable files, records and original documents (if available), and consulting with Lender and its agents, representatives, and employees concerning the terms and status of the Space Leases.

            f. TITLE TO PROPERTY: Borrower agrees, acknowledges and represents that, upon execution of this Agreement and the Closing
Deliveries, Borrower shall have no further right, title or interest in or to the Property, or any portion thereof.

            g. TENANT NOTICES: Borrower shall, within five (5) days of the Closing Date, execute and deliver a joint notice from Borrower and Lender to all tenants and subtenants of the Property, in substantially the form attached hereto as EXHIBIT G, acknowledging the transfer of ownership of the Property contemplated hereby, and directing all future rental payments to be made as therein provided, commencing with the rental payments becoming due after the Closing Date. Borrower agrees that it shall remit promptly to Lender any and all rental payments received by Borrower at any time after the Closing Date.

            h. LEASES: To the best of Borrower's knowledge, Borrower has provided Lender with copies of all of the Space Leases, amendments and other agreements that modify or amend any material term or provision of any of the Space Leases.

            i. EQUITY: As of the date hereof, Borrower does not have nor does Borrower claim to have any equity in the Property over and above the Indebtedness.

            j. AUTHORIZATION: The execution and delivery of this Agreement and all other instruments and agreements executed in connection herewith or relating hereto have been duly authorized by all necessary general and limited partners of Borrower. This Agreement and all other documents delivered by Borrower pursuant to this Agreement constitute legal, valid and binding obligations, enforceable against Borrower in accordance with their respective terms.

            k. NO PREFERENCE: The execution and delivery of this Agreement, and the consummation of the transaction contemplated hereby, is not intended as a preferential transfer within the meaning of 11 U.S.C.
Section 547, and is not entered into in anticipation of, or in preparation for, the filing by any party hereto of any petition for relief pursuant to 11 U.S.C. Section 101, et. seq.

            l. VOLUNTARY AGREEMENT: Borrower represents and acknowledges that in connection with the negotiation of this Agreement and the other documents contemplated hereby, Borrower has been represented by its own counsel, who has reviewed this Agreement and the other documents contemplated hereby, and advised Borrower as to the legal significance and consequences of entering into the transaction contemplated hereby.

            m. EXISTENCE: Borrower is a duly organized and validly existing Illinois limited partnership. Borrower has all requisite power and authority to enter into and consummate the transactions contemplated by this Agreement.

            n. NO THIRD PARTY CONSENT: Except for consents that have been obtained, no consent of any third party is required in order to enable Borrower to duly and validly execute, deliver, or perform each and all of its obligations under this Agreement and any other document, instrument or agreement contemplated hereby.

            o. NO BREACH OR DEFAULT: The execution, delivery and performance of this Agreement will not result in a breach of or default under any agreement or other instrument to which Borrower is a party or by which Borrower is bound or violate any applicable law, regulation, judgment, or order of, or require approval by, any government, government instrumentality, or court having jurisdiction over Borrower.

            p. RESTATED AS OF CLOSING: All of the foregoing representations and warranties shall be true, correct and complete and shall be deemed to have been restated at and as of the Closing.

      Reference to the "knowledge" of Borrower or "best of Borrower's knowledge" shall refer only to the actual knowledge (as opposed to constructive, deemed or imputed knowledge) of Brian Ellison. The term "Borrower's knowledge" shall not be construed, by imputation or otherwise, to refer to the knowledge of any other officer, agent, manager, representative or employee of Borrower or any affiliate thereof, or to impose upon Brian Ellison any duty to investigate the mattes to which such actual knowledge, or the absence thereof, pertains.

      In no event shall Borrower's aggregate liability with respect to all claims for breach of the representations and warranties contained in this
Section 11 exceed $100,000.

      12. LENDER'S REPRESENTATIONS AND WARRANTIES: Lender hereby covenants, represents and warrants to Borrower, and agrees with Borrower as follows:

            a. PROPERTY-RELATED MATTERS: Lender acknowledges that it has inspected the physical condition of the Property, and is accepting it in its "as is" condition.

            b. EXISTENCE: Lender is a duly organized and validly existing Connecticut corporation. Lender has all requisite power and authority to enter into and consummate the transactions contemplated by this Agreement.

            c. NO THIRD PARTY CONSENT: No consent of any third party is required in order to enable Lender to duly and validly execute, deliver, or perform each and all of its obligations under this Agreement and any other document, instrument or agreement contemplated hereby.

            d. AUTHORIZATION: This Agreement and all other documents delivered by Lender pursuant to this Agreement have been duly authorized, executed and delivered by Lender, and constitute legal, valid and binding obligations, enforceable against Lender in accordance with their respective terms.

            e. NO BREACH OR DEFAULT: The execution, delivery and performance of this Agreement will not result in a breach of or default under any agreement or other instrument to which Lender is a party or by which Lender is bound or violate any applicable law, regulation, judgment, or order of, or require approval by, any government, government instrumentality, or court having jurisdiction over Lender.

            f. RESTATED AS OF CLOSING: All of the foregoing representations and warranties shall be true, correct and complete and shall be deemed to have been restated at and as of the Closing.

      13.   CLOSING DELIVERIES:      The following documents shall be
executed, witnessed, and acknowledged, as appropriate, and delivered to Lender or its designee, and the following actions shall be performed by Borrower or Lender, as the case may be (collectively the "Closing Deliveries"), on or before the Closing Date, except as noted otherwise:

            a. A Bargain and Sale Deed with Covenant Against Grantor's Acts conveying title to the Mortgaged Property to Lender or Lender's designee, in the form attached hereto as EXHIBIT H.

            b. An Assignment of Space Leases to Lender or Lender's designee in the form attached hereto as EXHIBIT I.

            c. A Bill of Sale conveying title to the Personal Property to Lender or Lender's designee, in the form attached hereto as EXHIBIT J.

            d. The Accounting, and the update thereof, and copies of all invoices required by Paragraph 3 above.

            e. Payment by Borrower to Lender, by wire transfer of immediately available funds, a sum equal to the amount of Net Operating Income confirmed on the Accounting (as updated to the Closing Date).

            f. Payment by Lender to Borrower on the Closing Date by wire transfer of immediately available funds, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), PROVIDED, HOWEVER, that all Closing Deliveries to be performed by Borrower have been performed.

            g. Payment by Borrower to Lender, by wire transfer of immediately available funds, a sum equal to the aggregate security deposits pertaining to the Space Leases held or collected by or on behalf of Borrower or Owner.

            h. To Lender, all of the original ink-signed Space Leases, or certified copies of such Space Leases if an original is unavailable, together with all correspondence, if any, from all of the tenants of the Space Leases alleging or concerning any allegation of a default under any of the Space Leases.

            i. Joint notices to space tenants signed by Lender and either Borrower or the Property manager, in the form attached hereto as EXHIBIT G.

            j. A Non-Foreign Affidavit in the form attached hereto as EXHIBIT K.

            k.    All conveyance tax forms required under New Jersey law.

            l. Certified copies of (i) Borrower's limited partnership agreement, (ii) Borrower's limited partnership certificate evidencing its formation and existence, and (iii) the articles of incorporation of Borrower's general partner.

            m. Evidence of all requisite consents and authorizations regarding the authority of Borrower to execute and deliver this Agreement and the Closing Deliveries, and to consummate the transactions contemplated hereby.

            n. All keys necessary to obtain full access to the Property, and all instruments and information necessary to operate such security systems as may be on or in the Property.

            o. All of the original plans (if available, or copies), specifications, permits, and surveys with respect to the Mortgaged Property if in the possession or control of Borrower.

            p. An affidavit or indemnity relevant to mechanic's liens, parties in possession, and such other matters as may be customary in form and substance satisfactory to Lender's title insurer.

            q. All of the original contracts and agreements pertaining to the ownership, operation, servicing, and maintenance of the Mortgaged Property to the extent that the same are still in full force and effect, including without limitation, management contracts, and existing trade and service contracts.

            r.    A termination of the existing management agreement.

            s. All books and records at the Property held by or for the account of Borrower; provided, however, that Borrower shall not be required to deliver copies or originals of any statements or other business records relating exclusively to internal partnership matters arising solely between the constituent partners of Borrower.

            t. An Assignment Agreement, similar in form and substance to the Assignment Agreement dated June 6, 1997, between Borrower and Lender, assigning to Lender all of Borrower's right to any claims Borrower may have in connection with any problems that have arisen with respect to any of the roofs of any of the buildings on the Property.

            u. A legal opinion executed by Borrower's counsel in substantially the same form as that attached as EXHIBIT L.

      14.   ABSOLUTE CONVEYANCE:  Borrower acknowledges and agrees that
(a) the conveyance of the Property to Lender according to the terms of this Agreement is intended to be an absolute conveyance of all of Borrower's right, title and interest in and to the Property, in fact, as well as form, and is not intended as a mortgage, trust conveyance, deed of trust or security instrument of any kind, and (b) the consideration for such conveyance is as recited herein, and is fair, adequate and reasonable.

      15. FURTHER ASSURANCES: Borrower agrees to take such further action and execute and deliver to Lender such additional documents as Lender or its title insurer may hereafter reasonably request in order to fully effect the transactions contemplated by this Agreement.

      16. INTEGRATION: This Agreement fully integrates and supersedes all prior negotiations and drafts and other oral communications between the parties. Borrower acknowledges and agrees that the parties intend the literal words of this Agreement to govern, and for all prior negotiations, drafts and other extrinsic communications to have no significance or evidentiary effect.

      17. MISCELLANEOUS: This Agreement shall be construed in accordance with the laws of the State of New Jersey. The headings that have been used to designate the various paragraphs of this Agreement are solely for ease of reference and shall not be construed in any event or manner as interpretative or limiting of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

      18. OBLIGATIONS OF LENDER TO THIRD PARTIES: Except as expressly set forth in this Agreement to the contrary, or pursuant to an express written assumption by Lender, Borrower acknowledges and agrees that the acceptance by Lender of the Property pursuant to the terms of this Agreement shall not create any obligations on the part of Lender to third parties that have claims of any kind whatsoever against Borrower with respect to the Property or any portion thereof. No person not a party to this Agreement shall be a "third-party beneficiary" to this Agreement, or have any rights hereunder.

      19. COUNTERPARTS: This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one Agreement, fully binding upon, and enforceable against the parties hereto.

      20. REMEDIES: If Borrower fails or refuses to consummate the transfer of the Property pursuant to this Agreement on the Closing Date or fails to perform the Borrower's other obligations hereunder either prior to or at the Closing Date for any reason, then Lender, as Lender's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Borrower prior to or at the Closing Date, and Lender and Borrower shall have no further rights or obligations to each other under this Agreement.

      If Lender fails or refuses to consummate the transfer of the Property pursuant to this Agreement on the Closing Date or fails to perform any of Lender's other obligations hereunder either prior to or on the Closing Date for any reason, then Borrower, as Borrower's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Lender prior to or at the Closing Date, and Lender and Borrower shall have no further rights or obligations to each other under this Agreement.

      Lender and Borrower hereby acknowledge that, subject to the provisions of Section 7a., the Loan Documents are and shall remain in full force and effect until the Closing Date. In the event that this Agreement is terminated either by Lender or Borrower, both Lender and Borrower shall retain all of their respective rights and all of their respective remedies under and pursuant to the Loan Documents.

      21. BROKERAGE COMMISSIONS: Each party hereto represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Agreement, or the transaction contemplated by this Agreement. Borrower and Lender agree that each will indemnify, defend and hold the other free and harmless from and against the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Borrower or Lender, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the transaction contemplated by this Agreement.

      22. NOTICES: Any notice, report, demand, request, certification or other instrument or communication which Borrower or Lender may be required or may desire to give or deliver under or in connection with this Agreement shall be in writing and shall be deemed to have been properly given or delivered if addressed to the party intended to receive the same at the address of such party set forth below, a. when delivered at such address by hand or by overnight courier or delivery service, b. on the second business day after the day on which the same shall have been deposited in the United States Mail as first class registered or certified mail, postage prepaid, return receipt requested, whether or not the same actually shall have been received by such party, or c. upon confirmation of actual receipt by the addressee thereof by facsimile transmission or electronic mail:


            If to Lender:

                  c/o Aetna Inc.
                  151 Farmington Avenue, RT11
                  Hartford, Connecticut 06156-9642
                  Attn:  Real Estate Investments

                  with a copy to:

                  Hebb & Gitlin
                  A Professional Corporation
                  One State Street
                  Hartford, Connecticut 06103
                  Attn:  R. Jeffrey Smith, Esq.

            If to Borrower:

                  c/o JMB Realty Corporation
                  900 North Michigan Avenue
                  12th Floor
                  Chicago, Illinois  60611-1575
                  Attn:  Mr. Brian Ellison

                  with a copy to:

                  Pricher, Nichols & Meeks
                  1999 Avenue of the Stars
                  Los Angeles, California 90067
                  Attn:  Real Estate Notices (EJML)


Any party may change the address to which any such notice, report, demand, request, certification or other instrument or communication intended to be received by such party is to be delivered or mailed, by giving written notice of such change to the other parties, but no such notice of change shall be effective against any party unless and until such notice of change shall have been received by such party.

      23.   SURVIVAL:   The representations and warranties of Borrower and
Lender set forth herein shall survive the Closing until June 30, 1998.

      24. NON-RECOURSE: Notwithstanding anything to the contrary contained in this Agreement, the obligations and liabilities of Borrower and the partners in Borrower hereunder shall be subject to the provisions contained in Section 9 of the Second Mortgage Modification Agreement, which provisions are incorporated herein by reference as if fully set forth herein.

      25. CLOSING COSTS: Lender shall pay any and all documentary transfer tax, escrow fees, title insurance premiums and recording fees relating to the transactions contemplated by this Agreement. Borrower shall be responsible for its own fees, costs and expenses, including its attorneys' fees.

      26. EXECUTION BY JMB: JMB is joining in executing this Agreement solely for the purpose of incurring the obligations set forth in Section 6 hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed to be effective as of the day and year first above written.

                                    AETNA LIFE INSURANCE COMPANY



                                    By___________________________________
                                    Name:
                                    Title:


                                    CARLYLE REAL ESTATE LIMITED
                                    PARTNERSHIP - XVII

                                    By:   JMB Realty Corporation Inc.,
                                          its corporate General Partner


                                    By:__________________________
                                    Name:
                                    Title:


                                    JMB REALTY CORPORATION INC.


                                    By:____________________________
                                    Name:
                                    Title:

                                 EXHIBIT A

ALL that tract or parcel of land situate, lying and being in the Township of East Brunswick, County of Middlesex and State of New Jersey, more particularly described as follows:

Beginning at a point in the northerly side line of Lake Avenue, said point being distant westerly 389.43 feet from the point of curvature of the northerly side line of Lake Avenue and the southwesterly side line of N.J. State Highway No. 18, and running: thence

1.    South 87 degrees 57 minutes 58 seconds West, 264.61 feet; thence

2.    North 05 degrees 47 minutes 02 seconds West, 244.94 feet; thence

3.    South 83 degrees 00 minutes 00 seconds West, 345.18 feet; thence

4.    North 25 degrees 17 minutes 15 seconds East, 562.08 feet; thence

5. North 82 degrees 41 minutes 25 seconds East, 510.62 feet to a point in the southwesterly side line of N.J. State Highway No. 18; thence

6.    On a curve to the right having a radius of 5669.65, a distance of
74.31 feet; thence

7. Along the same, South 21 degrees 27 minutes 25 seconds East, 186.69 feet to a point; thence

8.    South 82 degrees 59 minutes 25 seconds West, 272.97 feet; thence

9. South 07 degrees 00 minutes 35 seconds East, 493.06 feet to a point in the northerly side line of Lake Avenue, the point and place of Beginning.

Note: Being formerly known as a portion of Lots 2, 5 & 7 in Block 26.01 on the Tax Map of the Township of East Brunswick.

Note: Being known and designated as Lot 12 in Block 26.01, Tax Map of the Township of East Brunswick.

Subject to and together with Reciprocal Easement and Operating Agreement between TOYS "R" US - N.J., INC., a Delaware corporation and 18 CENTRAL ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, dated June 9, 1986 and recorded October 21, 1986 in Deed Book 3562, page 445.

Together with the terms and conditions of a certain Easement Agreement between the Township of East Brunswick and 18 Central Associates Limited Partnership, dated November 9, 1987 and recorded immediately prior hereto in the Middlesex County Clerk's Office.

Said premises being more fully described in accordance with a survey prepared by Edward J. Dragun & Associates (Edward J. Dragun), dated October 26, 1987.

                                 EXHIBIT B

                                [Rent Roll]

                                 EXHIBIT C

                            [Title Commitment]

                                 EXHIBIT D

                           [Leasing Commissions]

                                 EXHIBIT E

          [Unperformed Borrower's Obligations under Space Leases]

                                 EXHIBIT F

                          Intentionally Omitted.

                                 EXHIBIT G

         Form of Joint Notice from Borrower and Lender to Tenants

                            [AETNA LETTERHEAD]


                                                      November __ , 1997


VIA _________________________


[Tenant Address]




      Re: 18 Central Shopping Plaza, New Brunswick, New Jersey (the
"Property")

Dear Sir or Madam:

      We are pleased to announce that Aetna Life Insurance Company ("Aetna") has purchased the Property from Carlyle Real Estate Limited Partnership - XVII ("Carlyle"), and has assumed Carlyle's interest as landlord under your lease of space at the Property (the "Lease").

      Please note that commencing with December rents all future rental payments and other amounts due under the terms of the Lease should be made payable to the order of Aetna Life Insurance Company and delivered to _____________ at the following address: ___________________________.

                              Very truly yours,

                              AETNA LIFE INSURANCE COMPANY

                              By___________________________________
                              Name:
                              Title:

                              CARLYLE REAL ESTATE LIMITED
                              PARTNERSHIP - XVII,
                              an Illinois limited partnership,

                              By:   JMB Realty Corporation Inc.,
                                    a Delaware corporation,
                                    its corporate General Partner

                                    By:___________________________
                                    Name:
                                    Title:

                                 EXHIBIT H

                                  [Deed]

                                 EXHIBIT I

                [Assignment and Assumption of Space Leases]

                                 EXHIBIT J

                              [Bill of Sale]

                                 EXHIBIT K

                  NON-FOREIGN AFFIDAVIT AND CERTIFICATION
                  ---------------------------------------



Date:             November _____, 1997

                  Carlyle Real Estate Limited Partnership - XVII (the
"Seller")
                  900 N. Michigan Avenue, 19th Floor
                  Chicago, Illinois 60611
                  Attention:  Brian Ellison

                  Aetna Life Insurance Company (the "Buyer")
                  151 Farmington Avenue RT11
                  Hartford, Connecticut 06156-9642
                  Attention:  Real Estate Investments



Real Property
Interest Conveyed:      18 Central Shopping Center,
                        New Brunswick, New Jersey


      Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person. To inform the Buyer that withholding of tax is not required upon the disposition of a U. S. real property interest by the Seller, the Seller hereby certifies the following:

      (1) That, on November _____, 1997, the Seller transferred/will transfer the above-described property to the Buyer.

      (2)   That the U. S. employer identification number of the Seller is:
______________.

      (3) That the Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

      (4) Seller's office address is Carlyle Real Estate Limited Partnership - XVII, 900 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60611, Attention: Brian Ellison.

      Seller understands that this affidavit and certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this affidavit and certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

                                    SELLER:

                                    CARLYLE REAL ESTATE LIMITED
                                    PARTNERSHIP - XVII

                                    By:
                                          JMB Realty Corporation Inc.,
                                          its corporate General Partner


                                    By:_______________________________
                                    Name:
                                    Title:

                                 EXHIBIT L

                          [Form of Legal Opinion]